Archer Daniels Midland Company 4666 Faries Parkway Decatur, Il 62526

News Release

February 14, 2007	FOR IMMEDIATE RELEASE

ADM TO OFFER $1 BILLION CONVERTIBLE SENIOR NOTES;
COMPANY TO REPURCHASE UP TO $400 MILLION IN COMMON STOCK

     Archer Daniels Midland Company (NYSE: ADM) today announced its intention to offer, subject to market and other conditions, $1 billion principal amount of Convertible Senior Notes due 2014 through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be convertible under certain circumstances. Upon conversion, holders will receive cash up to the principal amount, and any excess conversion value will be delivered, at our election, in cash, common stock or a combination of cash and common stock. ADM also expects to grant the initial purchasers an option to purchase additional notes to cover over-allotments.

     Subject to customary conditions, ADM expects to use a portion of the net proceeds from the offering and the proceeds of the warrant transactions referred to below to repurchase up to $400 million worth of shares of its common stock contemporaneously with the closing of the sale of the notes. In addition, proceeds from the transactions will be used to fund convertible note hedge transactions that ADM expects to enter into with one or more of the initial purchasers of the notes and/or their affiliates. Any remaining proceeds from the transactions will be added to ADM’s working capital and will be used for general corporate purposes.

     The convertible note hedge transactions are intended to reduce the dilution to ADM common stock upon potential future conversion of the notes. ADM also expects to enter into separate warrant transactions with one or more of the initial purchasers and/or their affiliates. These transactions will generally have the effect of increasing the conversion price of the notes.

     This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities and the shares of ADM common stock issuable upon conversion or exercise of the securities have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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About Archer Daniels Midland Company
     Archer Daniels Midland Company (ADM) is the world leader in BioEnergy and has a premier position in the agricultural processing value chain. ADM is one of the world’s largest processors of soybeans, corn, wheat and cocoa. ADM is a leading manufacturer of biodiesel, ethanol, soybean oil and meal, corn sweeteners, flour and other value-added food and feed ingredients. Headquartered in Decatur, Illinois, ADM has over 26,000 employees, more than 240 processing plants and net sales for the fiscal year ended June 30, 2006 of $37 billion. Additional information can be found on ADM’s Web site at http://www.admworld.com/.

Forward-Looking Statements
     This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the initial purchasers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the year ended June 30, 2006 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

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From: Brian Peterson, Senior Vice President-Corporate Affairs
217/424-5413